Exhibit 99.1

FS Credit Real Estate Income Trust

Your vote is missing!

Urgent request re: the annual meeting of stockholders

Dear Fellow Stockholder,

We have adjourned the annual meeting of stockholders of FS Credit REIT to July 16, 2021, to help ensure we receive the necessary stockholder approvals for all the proposals.

Your participation is urgently needed! Please join your fellow stockholders and vote today.

Please note that proxy solicitation costs are borne by FS Credit REIT stockholders. Voting now will help us manage costs and will avoid the need for our proxy solicitor, Broadridge, to initiate further calls or mailings to you.

Michael Forman

Chairman and CEO

FS Investments

Voting is quick!

Please call 1-855-600-2572 today to speak with a live agent and cast your vote.

3 EASY WAYS TO VOTE

PHONE	COMPUTER	MAIL

Without a proxy card:	Visit www.proxyvote.com	Mark, sign and date your ballot and return it in the postage-paid envelope provided.
Call toll-free 1-855-600-2572 to speak with a proxy specialist Mon–Fri, 9 AM–10 PM ET.	Please have your proxy card in hand when accessing the website. There are easy-to-follow directions to help you complete the electronic voting instruction form.
With a proxy card:
Call 1-800-690-6903 with a touch-tone phone to vote using an automated system.

QUESTIONS? CALL 1-855-600-2572 (toll-free)

201 Rouse Boulevard

Philadelphia, PA 19112